UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
1200 5th Ave., Suite 1300
Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Class B Common Stock, par value $0.01 per share	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2023 (the “Grant Date”), following the re-election of directors at the 2023 annual meeting of stockholders of Marchex, Inc. (“Marchex”), Marchex granted each of Marchex’s directors (i) 15,000 restricted shares of Class B common stock at a purchase price of $.01 per share; and (ii) 20,000 options at an exercise price of $1.45 per share, the exercise price being the closing price of Marchex’s stock on the Grant Date, in each case under Marchex’s 2021 Stock Incentive Plan as compensation for their annual board service. Fifty percent (50%) of such shares of restricted stock and options shall vest on the first and second annual anniversaries of the Grant Date, respectively, and with vesting in full upon a Change in Control (as defined in such restricted stock and option agreements), in each case assuming continued service on Marchex’s Board of Directors for such period. In addition, Marchex agreed to pay each non-employee director $7,500 in cash per quarter for the independent directors’ annual board service.

On the Grant Date, the Compensation Committee of Marchex, pursuant to its review of equity award incentives for executive officers of the Corporation, approved stock option grants under the Corporation’s 2021 Stock Incentive Plan effective on the Grant Date of 350,000 options to Edwin A. Miller, Marchex’s Chief Executive Officer, and 300,000 options to Troy Hartless, Marchex’s Chief Revenue Officer. Each such option shall have an exercise price being the closing price of the Corporation’s Class B common stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Code, and otherwise a nonqualified stock option. Such options will vest over four years, with 25% of the total option shares vesting on the first anniversary of the Grant Date and the remainder vesting quarterly thereafter over the next three (3) year period in equal increments of 6.25% of the aggregate amount of such shares, and with accelerated vesting of such options upon certain events applicable to such executive officers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On September 28, 2023, Marchex held its 2023 annual meeting of stockholders (the “Annual Meeting”). Holders of Class A common stock are entitled to twenty-five (25) votes per share and holders of Class B common stock are entitled to one (1) vote per share and vote together as a single class on all matters (including election of directors) submitted to a vote of stockholders, unless otherwise required by law. At the Annual Meeting, the stockholders elected each director nominee to the Board of Directors and voted on the other proposals by the following votes as certified by Computershare, Inc., Marchex’s transfer agent, as tabulator (“Computershare”):

Proposal 1. Election of Directors - All Directors Re-Elected

Nominee	For	Withheld	Broker Non-Votes
Michael Arends	144,023,443	173,274	7,318,279
Dennis Cline	139,009,913	5,186,804	7,318,279
Donald Cogsville	139,905,735	4,290,982	7,318,279
Russell C. Horowitz	139,764,690	4,432,027	7,318,279
M. Wayne Wisehart	139,267,647	4,929,070	7,318,279

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm - Approved

For	Against	Abstain	Broker Non-Votes
148,472,887	1,339	3,040,770	-

Proposal 3. Advisory Vote to Approve Compensation of Named Executive Officers - Approved

For	Against	Abstain	Broker Non-Votes
143,362,648	829,307	4,762	7,318.279

Proposal 4. Advisory Vote on the Frequency of Holding Future Advisory Votes on Compensation of Named Executive Officers - Three Years Approved

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
21,520,842	34,292	122,638,861	2,722	7,318,279

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.
Date: October 2, 2023	By:	/s/ FRANCIS J. FEENEY
	Name:	Francis J. Feeney
	Title:	Secretary